NEWELL RUBBERMAID ANNOUNCES KEY MANAGEMENT CHANGES
TO FURTHER DRIVE GROWTH, TRANSFORMATION

Leaders known for results, innovation, branding appointed to key segment roles

ATLANTA, Nov. 30, 2007 – Newell Rubbermaid (NYSE: NWL) today announced key senior management changes designed to further drive growth and innovation, while speeding the company’s transformation into a marketer of consumer-driven brands.

James J. Roberts has been appointed Executive Group President – Office Products and Cleaning, Organization & Décor. Roberts has been responsible for Newell Rubbermaid’s Tools & Hardware and Cleaning, Organization & Décor segments since 2003. He’s led both of these businesses to significantly improved sales and operating income by driving operational excellence, supply chain restructuring, innovation and global branding. He will retain responsibility for Cleaning, Organization & Décor, while assuming the additional responsibility for Office Products.

William A. Burke III will succeed Roberts as Group President – Tools & Hardware. He will also retain responsibility for the company’s Lenox Industrial Products and Services business in North America until a successor is named at a later date. In the time since Burke took charge of Lenox in 2003, the brand has averaged double-digit sales growth and became a significant platform for international expansion through strong branding, innovation, end-user conversion and channel penetration.

Steven G. Marton has been named President – Special Assignments, after heading up the company’s Office Products segment since 2004.

The management changes are in addition to the recently announced appointment of Jay D. Gould as Group President – Home & Family. All four executives will report directly to Newell Rubbermaid President and Chief Executive Officer Mark Ketchum.

“These business segment leaders have proven their ability to grow revenue and profit in challenging categories, while building brands, partnering with customers and suppliers, and building organizational capability,” Ketchum said. “This is the right team to accomplish our evolution to a company of Brands That MatterTM delivering consistent shareholder returns.”

Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “believes,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products that touch the lives of people where they work, live and play. The company’s strong portfolio of brands includes Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Levolor®, Graco®, Calphalon® and Goody®. The company, with sales of approximately $6 billion, is headquartered in Atlanta, Ga., and employs approximately 22,500 employees worldwide. This press release and additional information about Newell Rubbermaid are available on the company’s Web site www.newellrubbermaid.com.

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